UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to §240.14a-12
Barr Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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On or about November 4, 2008, Barr Pharmaceuticals, Inc. sent the following reminder to its shareholders.

225 Summit Avenue
Montvale, New Jersey 07645
October 31, 2008
Dear Shareholder:
We have previously sent to you proxy material for the Special Meeting of Shareholders of Barr Pharmaceuticals, Inc., to be held on November 21, 2008. Your Board of Directors unanimously recommends that shareholders vote FOR the adoption of the merger agreement.
Since approval of the merger agreement requires the affirmative vote of a majority of the company’s outstanding shares, your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.
Very truly yours,
Frederick J. Killion
Corporate Secretary

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.
If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,
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